POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned, AMERICAN CENTURY INTERNATIONAL BOND FUNDS, hereinafter called the "Trust" and certain trustees and officers of the Trust, do hereby constitute and appoint James M. Benham, James E. Stowers, III, William M. Lyons, Douglas A. Paul, and Patrick A. Looby, and each of them individually, their true and lawful attorneys and agents to take any and all action and execute any and all instruments which said attorneys and agents may deem necessary or advisable to enable the Trust to comply with the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended, and any rules regulations, orders, or other requirements of the United States Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended, including specifically, but without limitation of the foregoing, power and authority to sign the name of the Trust in its behalf and to affix its seal, and to sign the names of each of such trustees and officers in their capacities as indicated, to any amendment or supplement to the Registration Statement filed with the Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended, and to any instruments or documents filed or to be filed as a part of or in connection with such Registration Statement; the Registration Statement on Form N-14 and any amendments or supplements thereto to be filed with the Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended, and to any instruments or documents filed or to be filed as part of or in connection with such Registration Statement; and each of the undersigned hereby ratifies and confirms all that said attorneys and agents shall do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the Trust has caused this Power to be executed by its duly authorized officers on this the 28th day of February, 1997.


                                       AMERICAN CENTURY INTERNATIONAL BOND FUNDS
                                       (A Massachusetts Business Trust)

                                       By:  /s/ James M. Benham
                                       James M. Benham, President


                               SIGNATURE AND TITLE

/s/ James M. Benham                                   /s/ Isaac Stein
James M. Benham                                       Isaac Stein
Chairman                                              Director

/s/ Albert A. Eisenstat                               /s/ Jeanne D. Wohlers
Albert A. Eisenstat                                   Jeanne D. Wohlers
Director                                              Director

/s/ Ronald J. Gilson                                  /s/ James E. Stowers III
Ronald J. Gilson                                      James E. Stowers, III
Director                                              Director

/s/ Myron S. Scholes                                  /s/  Maryanne Roepke
Myron S. Scholes                                      Maryanne Roepke
Director                                              Treasurer

/s/ Kenneth E. Scott
Kenneth E. Scott
Director                                          Attest:

                                                  By: /s/ Douglas A. Paul
                                                      Douglas A. Paul, Secretary